Exhibit (10) (xviii)

COOPER TIRE & RUBBER COMPANY

Written Description of Changes to Independent Director Compensation and Stock Ownership Guidelines

(as approved by the Board of Directors on May 9, 2014)

Cash Compensation (July 1, 2014):

Annual Retainer: $100,000

Annual Fees for Committee Chairs and Lead Director:

Audit Committee Chair: $20,000

Compensation Committee Chair: $15,000

Nominating and Governance Committee Chair: $12,000

Lead Director: $20,000

Equity Compensation (effective at 2014 Annual Meeting):

Annual Phantom Stock Grant: $125,000

Stock Ownership Guidelines (May 9, 2014):

Amount: $500,000

Time for new Director to reach: 5 years